  Exhibit 99.1

LIBERATED SYNDICATION REPORTS INCREASED REVENUE FOR THIRD QUARTER 2019

Revenue Increased 9% Over 3Q’18 and 13% YTD Over 2018

Delivered Q3 Fully Diluted Earnings Per Share of $0.03;
Adjusted Q3 Fully Diluted Earnings Per Share were $0.04

YTD Fully Diluted Earnings Per Share Grew to $0.11 from $0.09;
YTD Adjusted Fully Diluted Earnings Per Share Grew to $0.13

Continued Sequential Growth of Number of Podcasts on Libsyn Platform, Increasing to 67,000

Shareholder Conference Call to be Held on November 15 at 11:00 a.m. ET

Pittsburgh, PA – November 14, 2019 – Liberated Syndication (OTCQB: LSYN) (“Libsyn”) announced today its financial results for the third quarter ended September 30, 2019.

“Both the Libsyn and Pair platforms delivered strong operating performances during the quarter, driving Liberated Syndication’s top line growth for the third quarter,” remarked Chris Spencer, Liberated Syndication CEO. “Podcasting is growing rapidly, and our strategy continues to position Libsyn to capture that growth as new shows are added to our platform daily. We remain focused on offering our expanding customer base industry-leading services through Libsyn and Pair and are confident this approach will allow us to continue delivering for our podcasters, their audiences, and our shareholders.”

Third Quarter 2019 Financial Highlights

Revenue for the third quarter of 2019 was $6,219,119, representing an increase of 9% over third quarter 2018 revenue of $5,726,425. Libsyn contributed $3,637,589 of revenue, while Pair Networks contributed $2,581,530. The increase reflects growth in Libsyn4 and LibsynPro hosting revenue and an increase in Pair’s hosting and domain offerings, partially offset by a decrease in advertising revenue for Libsyn.

Costs and operating expenses were $5,391,594 versus $4,375,259 from the third quarter of 2018, including $444,620 in one-time, non-recurring costs. Liberated Syndication saw a decrease in net income for the three months ended September 30, 2019 to $819,384 from $1,284,758 for the three months ended September 30, 2018.

The Company’s net income represents fully diluted earnings per share of $0.03 per share in the third quarter of 2019. Excluding non-recurring costs, the Company reported adjusted net income of $1,264,004 and adjusted fully diluted earnings per share of $0.04 for the third quarter of 2019.

Year to Date Highlights

Revenue for the first nine months of 2019 was $18,202,733, a 13% increase over revenues of $16,091,492 for the same period in 2018. Libsyn contributed $10,562,580 of revenue while Pair Networks contributed $7,640,153. The increase reflects an increase in Libsyn4 hosting revenue as well as LibsynPro, offset by decreases in Advertising and Premium Subscription revenue.

Costs and operating expenses were $14,942,936 during the first nine months of 2019, an 13% increase as compared to total costs and operating expenses of $13,213,875 during the same period of 2018. The Company’s net income for the nine months ended September 30, 2019 of $3,194,996 represents fully diluted earnings per share of $0.11 per share in the first nine months of 2019, an increase from $0.09 per share during the same period in 2018, when Libsyn generated net income of $2,640,239.

Excluding non-recurring costs, for the first nine months ended September 30, 2019, the Company reported adjusted net income of $3,805,175 and adjusted fully diluted earnings per share of $0.13.

Adjusted EBITDA (representing earnings before interest, taxes, depreciation and amortization and non-cash expenses) for the first nine months of 2019 decreased to $5,307,249 from $5,477,557 as compared to the same period of the previous year.

Cash on hand was $15,734,962 at September 30, 2019, an increase of $4,655,021 over the $11,079,941 at December 31,2018. Cash provided by operations for the nine months ended September 30, 2019, was $6,262,438, an increase of $603,949 over $5,658,489 in cash provided by operations for the nine months ended September 30, 2018. The contribution from Libsyn of this cash generation totaled $4,766,948 and Pair Networks added $1,495,490. This increase is driven from the operating results of both segments of our business.

Third Quarter 2019 Operational Highlights

Libsyn
The number of Podcasts on the Libsyn platform grew to 67,000, with 5.6 million episodes during the third quarter of 2019. Podcast hosting subscription growth in Q3 increased by 13% over the same period in 2018 and 15.7% increase when compared to Q2 of 2019. August and September represented the second and third best months, respectively, for new podcast signups in the history of Libsyn. Notable new additions include FedEX, NASDAQ, LinkedIn, New York City Ballet, media personality Sarah Jones Roberts, among others.

Libsyn continues to see opportunities to expand podcasting’s reach, for its podcasters and listeners. The Company sponsored a session for International Podcast Day in September that featured Libsyn hosted Spanish-speaking podcasters to further engage the Spanish-speaking podcast community. Additionally, the Interactive Advertising Bureau (IAB) Tech Lab has officially certified the Libsyn podcast statistic metrics. The IAB Tech Lab Compliance Program ensures adherence and compliance with the IAB Podcast Measurement Technical Guidelines V2 for reporting podcasts downloads, impressions and audiences.

Pair Networks
During the third quarter, Pair Networks expanded the Company’s security services with the launch of an internally developed malware scanning product. To complement the existing customer OnBoarding program in conjunction with ‘Move to Pair for Managed WordPress’, the Company launched a webinar series to further support customer acquisition as part of the Company’s investments in sales and marketing for Pair Networks. Continued promotional efforts and email marketing efforts on domain name renewals this year contributed to the increase in Pair domain revenue.

Shareholder Conference Call

Chris Spencer, CEO, and Gabriel Mosey, Interim CFO, will host a conference call on November 15, 2019, at 11:00 a.m. ET to discuss 2019 third quarter financial results and provide a general business update.

Shareholders and other interested parties may participate in the conference call by dialing 844-369-8770 (U.S. callers); 862-298-0840 (international callers) a few minutes before the start time.

Questions for consideration for the call can be emailed to investor@libsyn.com by the end of the day on November 14th, 2019. A replay of the conference call will be accessible two hours afterwards and available for four weeks at https://investor.libsyn.com.

About Liberated Syndication

Liberated Syndication (Libsyn) a world leading podcast hosting network and has been providing publishers with distribution and monetization services since 2004. In 2018 Libsyn delivered over 5.1 Billion downloads. Libsyn hosts over 5.6 Million media files from more than 67,000 podcasts, including typically around 35% of the top 200 podcasts in Apple Podcasts. Podcast producers choose Libsyn to measure their audience via IAB V2 certified stats, deliver popular audio and video episodes, distribute their content through smartphone Apps (iOS, and Android), and monetize via premium subscription services and advertising. We are a Pittsburgh based company with a world class team. Visit us on the web at www.libsyn.com.

Pair Networks, founded in 1996, is one of the oldest and most experienced Internet hosting company providing a full range of fast, powerful and reliable Web hosting services. Pair offers a suite of Internet services from shared hosting to virtual private servers to customized solutions with world-class 24x7 on-site customer support. Based in Pittsburgh, Pair serves businesses, bloggers, artists, musicians, educational institutions and non-profit organizations around the world. Visit us on the web at www.pair.com.

Use of Non-GAAP Financial Measures

Earnings before interest, taxes, depreciation and amortization and non-cash expenses ("Adjusted EBITDA") is not a measure of financial performance under GAAP. Management believes Adjusted EBITDA, in addition to operating profit, net income and other GAAP measures, is a useful indicator of the Company's financial and operating performance and its ability to generate cash flows from operations that are available for taxes, capital expenditures and debt service. Our definition of Adjusted EBITDA may differ from other companies reporting a similarly named measure. This measure should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as revenue, net income and fully diluted earnings per share.

Legal Notice

 “Forward-looking Statements” as defined in the Private Securities litigation Reform Act of 1995 may be included in some of the information or materials made available on this website. These statements relate to future events or our future financial performance. These statements are only predictions and may differ materially from actual future results or events. We disclaim any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments or otherwise, except as required by law. There are important risk factors that could cause actual results to differ from those contained in forward-looking statements, including, but not limited to, risks associated with our change in business strategy towards more heavy reliance upon on our new talent segment and wholesale channels, actions of regulators concerning our business operations or trading markets for our securities, the extent to which we are able to develop new services and markets for our services, our significant reliance on third parties to distribute our content, the level of demand and market acceptance of our services and the "Risk Factors" set forth in our most recent SEC filings.

Investor Relations Contact

https://investor.libsyn.com
Art Batson
Arthur Douglas & Associates, Inc.
407-478-1120

LIBERATED SYNDICATION INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

 (Unaudited)

	Nine Months Ended September 30
	2019	2018

Net Income (loss)	$3,194,996	$2,640,239
Add: Interest expense (income)	66,451	246,235
Depreciation and Amortization	2,199,214	2,273,083
Non-cash compensation	(153,412)	318,000
Adjusted EBITDA	5,307,249	$5,477,557